EXHIBIT 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADAL GROUP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                SECURED TERM NOTE
                                -----------------

      FOR VALUE RECEIVED, ADAL GROUP, INC., a Delaware corporation (the "Company"), hereby promises to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 (the "Holder") or its registered assigns or successors in interest, the sum of Five Hundred Thousand Dollars ($500,000), together with any accrued and unpaid interest hereon, on May 21, 2006 (the "Maturity Date") if not sooner paid.

      Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof between the Company and the Holder (as amended, modified and/or supplemented from time to time, the "Purchase Agreement").

      The following terms shall apply to this Secured Term Note (this "Note"):

                                   ARTICLE I
                             INTEREST & AMORTIZATION

      1.1 Contract Rate. Subject to Sections 2.2, and 3.9 hereof, interest payable on the outstanding principal amount of this Note (the "Principal Amount") shall accrue at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time (the "Prime Rate"), plus three percent (3%) (the "Contract Rate"). The Prime Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Pate; each change to be effective as of the day of the change in the Prime Rate. The Contract Rate shall not be less than eight percent (8%). Interest shall be calculated on the basis of a 360 day year. Interest shall accrue but not be payable during the period commencing on the date hereof and ending on November 30, 2005. Interest on the Principal Amount shall be payable monthly, in arrears, commencing on December 1, 2005 and on the first business day of each consecutive calendar month thereafter (each, a "Repayment Date") and on the Maturity Date, whether by acceleration or otherwise.

      1.2 Optional Redemption of Principal Amount. The Company may prepay this Note by paying to the Holder a sum of money equal to the Applicable Principal Amount (as defined below), together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement and/or any other Related Agreement (the "Redemption Amount") on the Redemption Payment Date (as defined below). The Company shall deliver to the Holder a written notice of redemption (the "Notice of Redemption") specifying the date for such Optional Redemption (the "Redemption Payment Date"), which date shall be not less than three (3) business days after the date of the Notice of Redemption (the "Redemption Period"). On the Redemption Payment Date, the Redemption Amount shall be paid in good funds to the Holder. In the event the Company fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Notice of Redemption will be null and void. For purposes of this Section 1.2, the "Applicable Principal Amount" shall mean One Hundred percent (100%) of the original Principal Amount of the Note.

                                   ARTICLE II
                                EVENTS OF DEFAULT

      2.1 Events of Default. The occurrence of any of the following events set forth in this Section 2.1 shall constitute an event of default ("Event of Default") hereunder:

            (a) Failure to Pay. The Company fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, or the Company fails to pay any of the other Obligations (under and as defined in the Master Security Agreement) when due, and, in any such case, such failure shall continue for a period of three (3) days following the date upon which any such payment was due.

            (b) Breach of Covenant. The Company or any of its Subsidiaries breaches any covenant or any other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof.

            (c) Breach of Representations and Warranties. Any representation, warranty or statement made or furnished by the Company or any of its Subsidiaries in this Note, the Purchase Agreement or any other Related Agreement shall at any time be false or misleading in any material respect on the date as of which made or deemed made.

            (d) Default Under Other Agreements. The occurrence of any default (or similar term) in the observance or performance of any other agreement or condition relating to any indebtedness or contingent obligation of the Company or any of its Subsidiaries beyond the period of grace (if any), the effect of which default is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable;

            (e) Material Adverse Effect. Any change or the occurrence of any event which could reasonably be expected to have a Material Adverse Effect;

            (f) Bankruptcy. The Company or any of its Subsidiaries shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, without challenge within ten (10) days of the filing thereof, or failure to have dismissed, within thirty
(30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;


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

            (g) Judgments. Attachments or levies in excess of $200,000 in the aggregate are made upon the Company or any of its Subsidiary's assets or a judgment is rendered against the Company's property involving a liability of more than $200,000 which shall not have been vacated, discharged, stayed or bonded within thirty (30) days from the entry thereof;

            (h) Insolvency. The Company or any of its Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

            (i) Change in Control. A Change of Control (as defined below) shall occur with respect to the Company, unless Holder shall have expressly consented to such Change of Control in writing. A "Change of Control" shall mean any event or circumstance as a result of which (i) any "Person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than the Holder, is or becomes the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the then outstanding voting equity interest of the Company, (ii) the Board of Directors of the Company shall cease to consist of a majority of the Board of Directors of the Company on the date hereof (or directors appointed by a majority of the Board of Directors of the Company in effect immediately prior to such appointment) or
(iii) the Company or any of its subsidiaries merges or consolidates with, or sells all or substantially all of its assets to, any other person or entity;

            (j) Indictment; Proceedings. The indictment of the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries under any criminal statute, or commencement of criminal or civil proceeding against the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of the Company or any of its Subsidiaries; or

            (k) The Purchase Agreement, Related Agreements, the June 2005 Term Note, the June 2005 Purchase Agreement and the June 2005 Related Agreements. (i) An Event of Default shall occur under and as defined in any of (a) that certain Secured Convertible Term Note, dated June 29, 2005, issued by the Company to the Holder (as amended, modified or supplemented from time to time, the "June 2005 Term Note"), (b) that certain Purchase Agreement referred to in, and defined in, the June 2005 Term Note (as amended, modified or supplemented from time to time, the "June 2005 Purchase Agreement") or (c) any Related Agreement referred to in, and defined in, the June 2005 Purchase Agreement (as each are amended, modified or supplemented from time to time, collectively, the "June 2005 Related Agreements" and each individually, a "June 2005 Related Agreement"), (ii) the Company or any of its Subsidiaries shall breach any term or provision of the Purchase Agreement or any other Related Agreement in any material respect and such breach, if capable of cure, continues unremedied for a period of fifteen
(15) days after the occurrence thereof, (iii) the Company or any of its Subsidiaries attempts to terminate, challenges the validity of, or its liability under, the Purchase Agreement or any Related Agreement, (iv) any proceeding shall be brought to challenge the validity, binding effect of the Purchase Agreement or any Related Agreement or (v) the Purchase Agreement or any Related Agreement ceases to be a valid, binding and enforceable obligation of the Company or any of its Subsidiaries (to the extent such persons or entities are a party thereto).


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

      2.2 Default Interest. Following the occurrence and during the continuance of an Event of Default, the Company shall pay additional interest on this Note in an amount equal to three percent (3.0%) per annum, and all outstanding obligations under this Note, the Purchase Agreement and each other Related Agreement, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

      2.3 Default Payment. Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may demand repayment in full of all obligations and liabilities owing by Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement and/or may elect, in addition to all rights and remedies of the Holder under the Purchase Agreement and the other Related Agreements and all obligations and liabilities of the Company under the Purchase Agreement and the other Related Agreements, to require the Company to make a Default Payment ("Default Payment"). The Default Payment shall be 110% of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to this Note, the Purchase Agreement, and/or the other Related Agreements, then to accrued and unpaid interest due on this Note and then to the outstanding principal balance of this Note. The Default Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to this Section 2.3.

                                  ARTICLE III
                                  MISCELLANEOUS

      3.1 Cumulative Remedies. The remedies under this Note shall be cumulative.

      3.2 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      3.3 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day,
(c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address provided in the Purchase Agreement executed in connection herewith, and to the Holder at the address provided in the Purchase Agreement for such Holder, with a copy to John E. Tucker, Esq., 825 Third Avenue, 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the Company or the Holder may designate by ten days advance written notice to the other parties hereto.


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

      3.4 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued pursuant to Section 3.5 hereof, as it may be amended or supplemented.

      3.5 Assignability. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement. This Note shall not be assigned by the Company without the prior written consent of the Holder.

      3.6 Cost of Collection. In case of any Event of Default under this Note, the Company shall pay the Holder reasonable costs of collection, including reasonable attorneys' fees.

      3.7 Governing Law, Jurisdiction and Waiver of Jury Trial.

            (a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

            (b) THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OF THE RELATED AGREEMENTS; PROVIDED, THAT THE COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF
PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

            (c) THE COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

      3.8 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

      3.9 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

      3.10 Security Interest and Guarantee. The Holder has been granted a security interest (i) in certain assets of the Company and its Subsidiaries as more fully described in the Master Security Agreement dated as of June 29, 2005, as amended, modified and/or supplemented from time to time, which has been reaffirmed and ratified pursuant to the Reaffirmation Agreement and (ii) pursuant to certain Foreign Documentation, as defined in the June 2005 Purchase Agreement, as amended, modified and/or supplemented from time to time. The obligations of the Company under this Note are guaranteed by certain Subsidiaries of the Company pursuant to certain Foreign Documentation, as amended, modified and/or supplemented from time to time.

      3.11 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

      3.12 Cost of Collection. If default is made in the payment of this Note, the Company shall pay to Holder reasonable costs of collection, including reasonable attorney's fees.


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

      IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name effective as of this 21st day of November, 2005.

                                ADAL GROUP, INC.


                                By: /s/ Nicholas Shrager
                                    Name:  Nicholas Shrager
                                    Title: Chief Executive Officer and President

WITNESS:


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